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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Wall Data Incorporated 1983 Restated Stock Option Plan as of January 7, 1993, Wall Data Incorporated 1993 Stock Option Plan as Amended and Restated on October 15, 1996 and Amendment No. 1 thereto, Wall Data Incorporated 1993 Stock Option Plan for Non-Employee Directors as Amended and Restated on October 15, 1996 and Amendment No. 1 thereto, Wall Data Incorporated 1994 Nonofficer Stock Option Plan as Amended and Restated on October 15, 1996 and Amendments Nos. 1, 2 and 3 thereto and the Restated Employee Stock Purchase Plan of our report dated May 18, 1998, with respect to the consolidated financial statements and schedule of Wall Data Incorporated included in this Form 10-K for the four months ended April 30, 1998 filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Seattle, Washington
July 27, 1998